SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 15, 2006

                                CorVu Corporation
             (Exact name of Registrant as Specified in its Charter)

                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


         0-29299                                              41-1457090
(Commission File Number)                                    (IRS Employer
                                                           Identification No.)

                              3400 West 66th Street
                             Edina, Minnesota 55435
              (Address of Principal Executive Offices and Zip Code)

                                 (952) 944-7777
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

      On November 15, 2006, CorVu Corporation (the "Registrant") entered into a Change of Control, Confidentiality, Inventions and Copyrights Agreement with its Chief Financial Officer, David C. Carlson.

      The agreement provides that Mr. Carlson will receive a lump sum payment equal to six months of his then current base salary within fifteen calendar days of the termination of his employment if the voluntary or involuntary termination of Mr. Carlson's employment with the Registrant occurs during the one year immediately following a "Change of Control" and is caused by either of the following events: (1) the Registrant terminates or fails to renew Mr. Carlson's employment without Cause; (2) his responsibilities and/or tasks are reduced or he is demoted; (3) his compensation is reduced; (4) as a condition of continued employment, he is required to relocate; (5) his responsibilities are changed to require, in his opinion, an extensive amount of travel, or (6) as a condition of continued employment, he is required to sign an agreement which in his opinion is objectionable. In addition, upon termination of Mr. Carlson's employment under the aforesaid circumstances, the Registrant shall continue to provide at its expense family health, dental and life insurance benefits for a period of six months following the termination of employment, and all of Mr. Carlson's unvested stock options shall become fully vested. As a condition to receiving the aforesaid payments and benefits, Mr. Carlson will be required to execute and not rescind a release of claims in favor of the Registrant.

      The agreement defines "Change of Control" to mean (1) a merger or consolidation to which the Registrant is a party that, immediately following the effective date of such transaction, results in the Registrant's current shareholders beneficially owning less than 50% of the total combined voting power of all securities issued by the surviving corporation for the election of directors of the surviving corporation (even if the individuals or entities acquiring more than 50% of the combined voting power were shareholders of the Registrant immediately prior to the transaction); (2) the acquisition of the direct or indirect beneficial ownership of securities representing 51% or more of the total combined voting power of all classes of the Registrant's then issued and outstanding securities by any person, entity or group of associated persons or entities acting in concert who were not shareholders on the date of the agreement; (3) the sale of substantially all of the Registrant's assets to a person or entity that is not a wholly-owned subsidiary of the Registrant; or (4) the approval of a plan or proposal for the liquidation of the Registrant by its shareholders. "Cause" is defined as (1) Employee's failure to competently perform the duties and responsibilities of his then current position, follow the reasonable direction of the Board of Directors or his superiors, or comply with Registrant's rules, policies or procedures; (2) any job-related act of dishonesty, theft or misappropriation of Registrant's property, or job abandonment; (3) commission by Employee, on or off the job, of any willful, intentional, criminal or negligent act that has the purpose or effect of injuring the Registrant's reputation, business or performance; and (4) any violation of any confidentiality, return of property, copyright, invention or similar agreement to which Employee may be subject.

      Additionally, the agreement includes customary confidentiality, copyright and invention assignment provisions in favor of the Registrant.

Item 9.01.  Financial Statements and Exhibits.

         (a) Financial statements: None.

         (b) Pro forma financial information: None.

         (c) Shell company transactions: None.

         (d) Exhibits:

            10.1 Change of Control, Confidentiality, Inventions and Copyrights Agreement dated November 15, 2006 by and between CorVu Corporation and David C. Carlson



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CORVU CORPORATION


                                               By  /s/ Joseph J. Caffarelli
                                                 -------------------------------
Date:  November 16, 2006                               Joseph J. Caffarelli
                                                       Chief Executive Officer

                                  EXHIBIT INDEX
                                       to
                                    FORM 8-K

                                CorVu Corporation

Date of Report:                                        Commission File No.:
November 15, 2006                                            0-29299



Exhibit No.       ITEM

10.1 Change of Control, Confidentiality, Inventions and Copyrights Agreement dated November 15, 2006 by and between CorVu Corporation and David C. Carlson